                                                                Exhibit 99.3

                            COMSTOCK RESOURCES, INC.

                        Letter to Registered Holders and
                      Depository Trust Company Participants
                                    Regarding
   The Offer to Exchange Any and All Outstanding 11 1/4% Senior Notes Due 2007
                                 In Exchange For
                          11 1/4% Senior Notes Due 2007
           That Have Been Registered Under the Securities Act of 1933

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           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
           TIME, ON JULY ___, 2002 UNLESS THE EXCHANGE OFFER IS EXTENDED
           (THE "EXPIRATION DATE").
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                OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER
             MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO 5:00 P.M.,
                   NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holders and Depository Trust Company Participants:

   We are enclosing  herewith the material listed below relating to the offer by
Comstock Resources, Inc. (the "Company"), a Nevada corporation,  to exchange its
11 1/4%  Senior  Notes due 2007 (the "New  Notes"),  which have been  registered under the Securities Act of 1933, as amended (the "Securities  Act"), for a like principal  amount of its issued and  outstanding  11 1/4% Senior  Notes due 2007
(the  "Outstanding  Notes"),  upon the terms and subject to the  conditions  set forth in the Company's  Prospectus,  dated July __, 2002, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

      Enclosed herewith are copies of the following documents:

         1. Prospectus dated July ___, 2002;

         2. Letter of Transmittal  (together with  accompanying  Substitute Form
            W-9 Guidelines);

         3. Notice of Guaranteed Delivery; and

         4. Letter that may be sent to your  clients for whose  account you hold
            Outstanding Notes in your name or in the name of your nominee,  with space provided for obtaining such client's  instruction  with regard to the Exchange Offer.

   We urge you to contact your clients  promptly.  Please note that the Exchange
Offer will expire on the Expiration Date unless extended.

   The Exchange Offer is not conditioned  upon any minimum number of Outstanding
Notes being tendered.

   Pursuant to the Letter of Transmittal,  each holder of Outstanding Notes will represent  to the  Company  that:  (i) the New Notes  acquired  pursuant  to the
Exchange  Offer are being  acquired  in the  ordinary  course of business of the person receiving such New Notes,  whether or not the  undersigned;  (ii) neither the  undersigned  nor any such other person has an arrangement or  understanding with any person to  participate  in the  distribution  within the meaning of the
Securities  Act  of  such  New  Notes;   (iii)  if  the  undersigned  is  not  a
broker-dealer,  or is a broker-dealer but will not receive New Notes for its own account in exchange for Outstanding Notes,  neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such
New Notes and (iv)  neither  the  undersigned  nor any such  other  person is an
"affiliate"  of the Company  within the meaning of Rule 405 under the Securities
Act or, if the undersigned is an "affiliate,"  that the undersigned  will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.  If the undersigned is a broker-dealer (whether or not it is also an  "affiliate")  that will  receive New Notes for its own account in exchange for Outstanding  Notes, it represents that such Outstanding  Notes were acquired as a result of  market-making  activities or other trading  activities, and it acknowledges  that it will deliver a prospectus  meeting the requirements of the  Securities  Act in  connection  with any  resale of such New  Notes.  By acknowledging  that it will deliver and by  delivering a prospectus  meeting the requirements  of the  Securities  Act in connection  with any resale of such New
Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   The enclosed Letter to Clients  contains an  authorization  by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

   The Company will not pay any fee or commission to any broker or dealer to any
other  persons  (other  than  the  Exchange   Agent)  in  connection   with  the
solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The
Company will pay or cause to be paid any transfer  taxes payable on the transfer of  Outstanding  Notes to it, except as otherwise  provided in Instruction 13 of the enclosed Letter of Transmittal.

   Additional  copies  of  the  enclosed  material  may  be  obtained  from  the undersigned.

                                                Very truly yours,

                                                Comstock Resources, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS WILL CONSTITUTE YOU OR ANY
OTHER PERSON THE AGENT OF COMSTOCK RESOURCES,  INC. OR THE EXCHANGE AGENT, OR OF
ANY AFFILIATE OF ANY OF THE  FOREGOING,  OR AUTHORIZE YOU OR ANY OTHER PERSON TO
USE ANY DOCUMENT OR TO MAKE ANY  STATEMENT ON BEHALF OF ANY OF THE  FOREGOING IN
CONNECTION  WITH THE OFFER OTHER THAN THE ENCLOSED  DOCUMENTS AND THE STATEMENTS
CONTAINED THEREIN.

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